Exhibit 3.1

State of Delaware
Secretary of State
Division of Corporations
Delivered 06:46 PM 10/15/2014
FILED 06:47 PM 10/15/2014
SRV 141298021 - 5167601 FILE

STATE OF DELAWARE
AMENDMENT TO THE
CERTIFICATE OF LIMITED PARTNERSHIP
OF
SUSSER PETROLEUM PARTNERS LP

The undersigned, desiring to amend the Certificate of Limited Partnership pursuant to the provisions of Section 17-202 of the Revised Uniform Limited Partnership Act of the State of Delaware, does hereby certify as follows:

1.                                      Name of Limited Partnership is:

Susser Petroleum Partners LP

2.                                      Effective October 27, 2014 the first article of the Certificate of Limited Partnership shall be amended as follows:

Name. The name of the Company is “Sunoco LP”.

3.                                      Effective October 27, 2014 the third article of the Certificate of Limited Partnership shall be amended as follows:

General Partner. The name and business, residence of mailing address of the general partner is:

Sunoco GP LLC
555 East Airtex Drive
Houston, Texas 77073

IN WITNESS WHEREOF, the undersigned have executed this certificate on this 15th day of October, 2014.

By:	Susser Petroleum Partners GP LLC
Its General Partner

By:	/s/ Mary E. Sullivan
Mary E. Sullivan, Authorized Person